                                 *EXHIBIT 10.4
                                  ------------



   AGREEMENT DATED AS OF SEPTEMBER 15, 1995 BETWEEN BORLAND INTERNATIONAL,
                  INC. AND COMPUTER GENERATED SOLUTIONS, INC.



* Confidential treatment is being requested with respect to portions of this exhibit

BORLAND                                             No-Nonsense VAR Agreement

--------------------------------------------------------------------------------

     This Agreement is between Borland International, Inc., 100 Borland Way, Scotts Valley, CA 95066 ("Borland"), and Computer Generated Solutions, Inc., 1675 Broadway, 31st Floor, New York, New York 11019 ("VAR").


1. Definitions

"Products" means Borland's computer software programs listed in Attachment A, including any related documentation ("Documentation"). "Territory" means the country or countries listed in Attachment A.

2. License

a. Borland hereby appoints VAR as a member of Borland's Premier VAR Program (described in Attachment C) and appoints VAR as an authorized Value Added Reseller of the Products in the Territory. Borland hereby grants to VAR a limited, nonexclusive, nontransferable license to distribute and sublicense the Products in the Territory, solely as embedded in or bundled with the value-added software and/or application development services described in Attachment A, and not as standalone products.

b. Borland also hereby grants to VAR a limited, nonexclusive, nontransferable license to use Borland's trademarks and trade names solely to the extent reasonably necessary for, the marketing, distribution and support of the Products, and in accordance with guidelines for the protection of such marks and names as may be provided by Borland to VAR from time to time.

3. VAR Obligations

a. The license granted above is contingent upon VAR's payment of the annual Premier VAR Program enrollment fee, VAR's commitment to the Annual Net Software Revenue Performance Level set forth in Attachment B. and VAR's employment of at least two persons who are trained and certified in the use and installation of the Products .

b. Upon execution of this Agreement, and from time to time within 30 days of Borland's request, VAR agrees to provide Borland with a business plan with respect to the future activities of VAR related to this Agreement.

c. VAR agrees to provide Borland with monthly sales, pipeline and forecast reports.

4. Payment and Reports

a. VAR will pay Borland the applicable License Fees as set forth on Attachment B and the Premier VAR Program fees set forth on Attachment C. Borland may change the list price of the Products at any time without notice. Borland may change the Premier VAR Program fees annually upon renewal.

b. Products are delivered FOB Borland's point of shipment. VAR is responsible for paying all taxes, duties, shipping and other such fees relating to the Products, except taxes on Borland's net income.

c. Within fifteen (15) days of the end of each calendar month, VAR shall report to Borland (i) the number of copies of each Product distributed during such month, (ii) the incremental number of users licensed by VAR during the month, and (iii) the amount payable to Borland, along with payment in such amounts.

d. All other payments are due within thirty (30) days after the date of Borland's invoice.

e. Late payments will be subject to interest at 1.5% per month, or the maximum rate allowable by law, if less. Borland reserves the right to change VAR's credit or payment terms if VAR does not pay in full and on time.

5. Borland Obligations

a. Borland will accept orders from VAR for Products, provided each such order includes (i) the number of each Product ordered; (ii) the appropriate pricing and payments terms per the VAR Discount detailed in Attachment B; (iii) the bill-to and ship-to address; (iv) a reference to this Agreement; and (v) and other information reasonable requested by Borland.

b. Borland will supply marketing materials for the Products as ordered by VAR in quantity based upon Borland's then-current standard charges for these materials.

c. Borland will work with VAR to establish product training for VAR's technical, sales and support staff at the then-current time and rate schedule provided by Borland or a designated third party.

6. Upgrades and Support

a. Provided VAR has paid all applicable Premier VAR Program fees as set forth in Attachment C, VAR will be entitled to receive Upgrades to those Products which may become commercially available from Borland during the term of this Agreement. An "Upgrade" is a revised version of a Product with the identical name and with a version number change immediately to either the right or

BORLAND                                             No-Nonsense VAR Agreement

--------------------------------------------------------------------------------

left of the decimal. An Upgrade does not include a version of a Product for a different operating system or environment.

b. VAR is also entitled to obtain the support and other services from Borland as a member of the Premier VAR Program as described in Attachment C. VAR, and not Borland, is responsible for providing VAR's customers with Upgrades and support. Borland's support programs are subject to change from time to time without notice.

7. Proprietary Rights

Borland or its licensers have and will keep title, copyright, trademarks and all other proprietary rights in the Products. VAR has no right to use, examine, re-create, sublicense, or transfer the source code for the Products, which is Borland's trade secret. VAR agrees not to attempt to reverse engineer, decompile, disassemble, or otherwise attempt to derive source code from the Products or to knowingly allow others to do so during or after the term of the Agreement. Unless agreed to in writing by Borland, VAR agrees not to remove or destroy any proprietary or confidential legends or markings placed upon or contained in the Products, or otherwise to modify or alter the Products.

8. Limited Warranty

Borland warrants the physical media provided to VAR (but not any media distributed by VAR) to be free of physical defects in materials and workmanship for a period of 90 days after it is first delivered to VAR, and will replace any defective media if notified within the warranty period. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES TO VAR OR ANY THIRD PARTY, EXPRESS OR IMPLIED, RELATED TO THE PRODUCTS OR ANY SERVICES BORLAND MAY PROVIDE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE, LAW OR TRADE DEALING OR USAGE. Without limiting the foregoing, Borland does not warrant that any Product is error-free, or that any errors can or will be corrected. VAR agrees that it will not make any warranty or other representation of any kind to sublicensees or others on Borland's behalf.

9. Limitation of Liability

In any event, neither Borland nor VAR will be liable to the other or any third party for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if foreseeable, and neither party's liability will exceed the applicable fees paid or payable by VAR to Borland. VAR will require each sublicensee to accept similar warranty and liability limits.

10. Infringement Indemnity

a. Borland will defend VAR against any claims by third parties of infringement of United States copyrights arising from VAR's use, as permitted herein, of any Product as furnished by Borland and pay any damages awarded. Borland's obligations are contingent upon VAR notifying Borland promptly of any notice of any actual or threatened claim or suit; giving Borland the exclusive right to control the defense and settlement of such claim or suit; and giving Borland VAR's full cooperation for the defense of same. Following notice of a claim or a threatened claim, Borland may, in its discretion and at its option, procure for VAR the right to continue using any Product or may replace or modify any Product to make it non-infringing. If Borland determines that none of these alternatives is practical, Borland may refund the license fees paid by VAR hereunder for the affected Products (less a charge for depreciation on a three year, straightline basis) and accept the return of the affected Products.

b. Borland will have no liability for any claim of infringement of any third party right that is caused by VAR's use of any Product with non-Borland software, products or data if such claim would have been avoided by exclusive use of the Product; modification of the Product by anyone other than Borland if such claim would have been avoided by use of the unmodified Product; or by use of other than the most current release of the Product.

c. Paragraphs (a) and (b) of this Section state Borland entire liability to VAR for actual or claimed infringement of intellectual or proprietary rights.

11. Term

a. The term of this Agreement shall be one year and it shall be effective on the date set forth below. The Agreement shall automatically renew for not more than two consecutive one year terms unless 30 days' advance written notice is provided by either party. Either party may terminate this Agreement on 30 days' written notice if the other party breaches any material term of this Agreement and fails to remedy such breach within such 30-day notice period. Either party may terminate this Agreement in the event the other party becomes involved in any voluntary or involuntary bankruptcy or other insolvency proceedings, ceases to be actively engaged in business, makes an assignment for the benefit of its creditors, or becomes financially incapable of fulfilling its obligations under this Agreement.

b. Upon termination, VAR shall cease distributing and sublicensing the Products, shall destroy or return all originals and copies of the Products, including

BORLAND                                             No-Nonsense VAR Agreement

--------------------------------------------------------------------------------

documentation and related materials, and all other reproductions and parts thereof. VAR may retain full-use copies of the Products for which it has purchased an internal use license from Borland.

12. Audit Rights

Upon 15 days' written notice, Borland shall have the right, at all reasonable times during normal business hours, to inspect the VAR's sites to determine whether the Products are being used and protected in accordance with the terms of this Agreement. In addition, upon such notice, Borland shall have the right, during normal business hours, to conduct an audit of VAR's records to determine the propriety of royalty reports submitted by VAR and related license fee records. Borland shall bear the expense of such audit; however, in the event any such audit reveals that VAR has understated the amount of fees which VAR is obligated to pay Borland under this Agreement by more than five percent (5%), VAR shall pay, in addition to any fees contractually due, all reasonable third party fees associated with such audit. Audit rights shall terminate one year subsequent to the termination or expiration of this Agreement.

13. Confidentiality

"Confidential Information" means non-public business, product, financial and technical information which is disclosed in writing and marked as confidential, or disclosed in any other manner and later identified in writing as confidential. Neither party will use or disclose the Confidential Information of the other except as specifically authorized by the other in writing. Each party will protect the Confidential Information of the other by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information as such party uses to protect its own confidential information of a like nature.

14. Assignment

This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and, except as otherwise provided herein, their respective legal successors and permitted assigns, provided however that VAR shall not assign, voluntarily or involuntarily or by operation of law or otherwise, any part of this Agreement without the prior written consent of Borland.

15. General

a. This is the full and final agreement between VAR and Borland on this subject, and supersedes any earlier promises, representations or agreements.

b. This Agreement may only be changed if VAR and Borland's authorized representative do so in writing.

c. No inconsistent, additional, or preprinted terms on VAR's purchase order or other business form will apply.

d. Borland reserves the right at any time without liability to change or discontinue any of its products, services or programs.

e. VAR and Borland are independent contractors and neither is an agent, partner, franchisee, joint venturer or employee of the other.

f. Waivers not given in writing may be revoked at any time without liability.

g. Invalid provisions do not affect the enforceability of others.

h. Borland is entitled to injunctive relief for violations of Borland's copyrights, trade secrets or other proprietary rights.

i. Use, duplication, or disclosure by the U.S. Government of the Products shall be subject to the restricted rights applicable to commercial computer software (under DFARS 252.227-7013 or FAR 52.227-19, as applicable).

j. Distribution of the Products is subject to U.S. export control laws. VAR may not in any event export the Products to any country under U.S. Commerce Department restriction.

k. Borland reserves all rights not granted specifically in this Agreement. All notices shall be in writing and in English and may be sent by telecopy, courier, or mail, return receipt requested, sent to the attention of the Legal Department at the addresses set forth below, and shall be deemed effective upon receipt.

l. This Agreement will be construed, interpreted and governed by the substantive laws of the State of California. Any legal action arising out of or related to this Agreement shall be brought only in a state or federal court of competent jurisdiction located in the Counties of Santa Cruz or Santa Clara, California.

BORLAND                                             No-Nonsense VAR Agreement

--------------------------------------------------------------------------------

BORLAND INTERNATIONAL INC.

  Signed: /s/ Frank A. Vaculin
          --------------------------

  Name: Frank A. Vaculin                   Reviewed
        ----------------------------          By
                                             Legal
  Title: V.P.  - Sales                       Dept.
         ---------------------------        /s/ LW

  EFFECTIVE DATE: 9/15/95
                  ------------------

VAR: Computer Generated Solutions, Inc.

  Signed: /s/ Victor Friedman
          --------------------------

  Name: Victor Friedman
        ----------------------------

  Title: Executive Vice-President
         ---------------------------

BORLAND                                             No-Nonsense VAR Agreement

--------------------------------------------------------------------------------

                                 ATTACHMENT A

I.    PRODUCTS (U.S. English language version):
                                             Platform
                                             --------
        Delphi Client/Server                 Windows
        Delphi Client/Server Bundle          Windows
        ReportSmith SQL                      Windows

II.   VALUE ADDED PRODUCTS AND/OR SERVICES

The license granted in Section 2 of the Agreement is contingent upon VAR providing to the end user the following Value Added software and/or application services with each Product distributed: Delphi Full Project Life Cycle Implementation Support, Training, and Supplemental Staffing. Such Value Added services and/or products must be of equal value to the Products sold with such services and/or products to each customer.

lll.  TERRITORY

With respect to this Agreement the term Territory shall mean the United States, Canada, and the country or countries listed below:

IV.   APPROVED AGENTS AND RESELLERS

Subject to all the terms of this Agreement, The VAR's agents and resellers below are approved by Borland to distribute the Products with the value-added software or services described above.


--------------------------      --------------------------

--------------------------      --------------------------

BORLAND                                             No-Nonsense VAR Agreement

--------------------------------------------------------------------------------

                                 Attachment B

I.    LICENSE FEES

      a. Products. VAR shall pay Borland a per copy license fee for each Product
         --------
      purchased under this Agreement based on a **** discount off of the then-current suggested list price of the Product on the date VAR places each order.

      b. Upgrades. For each Product Upgrade purchased pursuant to this
         ---------
      Agreement as a replacement for a prior version of such Product, VAR shall pay Borland a per copy license fee based on a **** discount off of the then-current Upgrade price of the Product on the date VAR places each order.

      c. International Uplifts.
         ----------------------
      The license fee for each translated Product shall be **** of the license fees for Products and Upgrades set forth in (a) and (b) above.

      The license fee for each International English version of the Products shall be **** of the license fees for Products and Upgrades set forth in
      (a) and (b) above.

      The license fee for each U.S. English language version of the Products distributed by VAR outside the United States shall be **** of the license fees for Products and Upgrades set forth in (a) and (b) above.

II.   BORLAND ASSIST SUPPORT PROGRAMS.

      VAR may accept customer purchase orders for the Borland Assist Support Programs from VAR's customers as value-added to the Products. VAR shall pay to Borland the price set forth in the Borland Assist Price List for each such order.

III.  PREMIER VAR ANNUAL NET SOFTWARE REVENUE OBJECTIVE

      VAR agrees to maintain an Annual Net Software Revenue Performance level of at least **** in order to participate in the Premier VAR Program as defined under this Agreement.

IV.   REBATE SCHEDULE

      Each calendar quarter during the term of this Agreement, VAR is eligible to receive a Rebate based on VAR's "Purchases to Date" (defined below) during the one-year term of this Agreement, according to the following schedule:

Rebate Level          Purchases to Date              Rebate Percentage
------------          -----------------              -----------------

        I                   ****                           ****
        II                  ****                           ****
        III                 ****                           ****
        IV                  ****                           ****
        V                   ****                           ****

**** Confidential treatment is being requested for these portions of this agreement.

BORLAND                                             No-Nonsense VAR Agreement

--------------------------------------------------------------------------------

Purchases to Date are used to determine the Rebate percentage. To determine the amount of Rebate, multiply the Rebate Percentage by actual "Net Revenues" (defined below) during the quarter.

Example: If at the end of a quarter VAR's Purchases to Date are $250,500 (****), and VAR's Net Revenues during such quarter were $50,000, VAR's Rebate for such quarter would be calculated by multiplying $50,000 by ****, for a total Rebate of **** for such quarter.

"Net Revenues" means the total of actual shipments of full Products that Borland makes to VAR during a calendar quarter, calculated at the discount off the then-current suggested list price set forth in Paragraph I above and net of return authorizations issued, taxes, shipping and other charges and credits. Net Revenues does not include Upgrades.

"Purchases to Date" means the sum of (i) Net Shipments to date under each one-year term of this Agreement plus any order(s) placed by VAR during the quarter which have not yet been shipped by Borland, provided such orders are for Products currently available for shipment by Borland and scheduled for immediate shipment, and provided such orders are not being held because VAR is on credit hold; (ii) any Upgrades ordered to date under this Agreement, less returns; and
(iii) any orders placed by VAR for Borland Assist under Paragraph II above.

REBATE TERMS AND CONDITIONS.

Rebates will be awarded within approximately 30 days after the end of each calendar quarter. Borland will calculate Rebates based on the reports received electronically each month from VAR. Borland will award the Rebate as a reduction against the current balance due Borland from VAR. If no balance is due at the time of the award, VAR may elect to receive the Rebate in the form of a cash payment or as a credit against future payments for Product to Borland. In the event VAR believes any Rebate is incorrect, VAR must notify Borland of such claim in writing in detail, within 5 days of receipt of such award. In the event Borland does not receive such notice, the Rebate will be deemed accepted by VAR. In the event VAR disputes any Rebate award, VAR's management and Borland's will meet to attempt to resolve the dispute, but the final award of any Rebate will be determined in Borland's sole discretion. In no event will any disputed Rebate be deducted from payments due to Borland unless and until such Rebate award has been agreed to in writing by VAR and Borland. No Rebate will be credited or paid if VAR is on credit hold, but only for so long as such credit hold is in place.

If VAR and Borland terminate this Agreement prior to the end of any calendar quarter, Borland will credit any Rebate earned toward any outstanding balance due Borland unless there is no balance, in which case Borland will award the Rebate in cash.

**** Confidential treatment is being requested for these portions of this agreement.

BORLAND                                             No-Nonsense VAR Agreement

--------------------------------------------------------------------------------

                                 ATTACHMENT C
                              PREMIER VAR PROGRAM

I. DELPHI CLIENT/SERVER ANNUAL PROGRAM ENROLLMENT FEE: **** per Year, ordered separately by purchase order.

II. PROGRAM DELIVERABLES

Software (for VAR's internal use only)
--------------------------------------
 .       2 Copies of Delphi Client Server (Full Use) with Documentation
 .       2 Copies of ReportSmith SQL (Full Use) with Documentation
 .       Right to Copy up to ten (10) copies of DELPHI Client/Server and
        ReportSmith SQL to be used for internal education and demonstration purposes only.
 .            Additional copies: Delphi: **** ea.    ReportSmith SQL: **** ea
             Documentation: DELPHI - **** set     ReportSmith SQL - **** set

Software Upgrades (for VAR's internal use only)
-----------------------------------------------
 . Included with Annual Premier Program Enrollment Fee

Borland Assist Telephone Support
--------------------------------
The program includes consultative and Client/Server connectivity support for Delphi, Local InterBase Server and ReportSmith SQL.

PRIORITY SUPPORT DELIVERABLES ARE:
         .   2 Named Contact(s)
         .   **** for each Additional Contact
         .   Immediate Call Response
         .   Unlimited Priority Access to a Senior Support Engineer via a Toll
             Free number.
         .   Borland KnowledgeBase CD

Borland Assist Telephone Support hours are Monday through Friday, 6 a.m. - 5 p.m. PST, not including holidays.

**** Confidential treatment is being requested for these portions of this agreement.

--------------------------------------------------
MICROSOFT SOLUTION PROVIDER AGREEMENT

This Agreement (the "Agreement") is between Microsoft Corporation ("MS"), a Washington corporation, located at One Microsoft Way, Redmond, WA 98052, and you, the Microsoft Solution Provider ("SP"). DO NOT ALTER OR AMEND THIS AGREEMENT IN ANY MANNER; such alterations, without MS written accceptance, will void this Agreement.

1. PURPOSE
SP desires to provide a comprehensive computer solution to certain of its customers, which may include computer hardware, software, product support, and training. MS desires to supply software, service, and/or support to SP to enable SP to provide its customers with the solutions above.

2. APPOINTMENT
MS hereby appoints SP as a non-exclusive Microsoft SP in the U.S., excluding U.S. territories, for the services and training listed in this Agreement.

3. TERM AND TERMINATION
This Agreement shall take effect on date of SP's signature below ("Effective Date"), and unless terminated earlier as provided herein, shall continue for one year, terminating on the last day of the month the Agreement was signed in that following year. Either party shall have the right to terminate this Agreement at any time, without cause, on the giving of thirty (30) days prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement. Upon expiration or termination of this Agreement, SP shall immediately cease use of all training licenses, internal use licenses, MS trademark, and MS Solution Provider Logo, and cease to represent itself as an MS Solution Provider.

4. PAYMENT TERMS
Fee for this appointment is One Thousand Five Hundred Dollars ($1,500).

5. SP OBLIGATIONS

(A) TRADEMARKS
The appropriate trademark symbol (either "TM" [standard Trademark] or "(R)" [standard Registered] in a superscript following the Product name) shall be used whenever a MS product name is mentioned in any advertisement, brochure, or material circulated by SP. The appropriate trademark symbol must be used at least once for each MS product in each publication, in conjunction with the first reference to such MS product.

(B) REPORTING
Quarterly sales and service reports, in a format to be prescribed by MS, shall be completed and forwarded to: Attn.: Microsoft Solution Provider Group-- Reporting, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399. Format and further information will be provided to SP by MS.

(C) MEMBERSHIP APPLICATION
SP represents and warrants that all the information it supplied on its Membership Application is in all material respects true and correct to the best of its knowledge and belief, and undertakes that it will continue to be so during the term of this Agreement. Should there be any changes in such information during the course of this Agreement, SP shall promptly inform MS in writing of such changes.

(D) SERVICE ESTIMATE
SP's best estimate is that more than 25% of its revenues are generated from provision of technical services to its customers. This estimate shall not include those services, support, training, etc. provided to any of SP's affiliates, subsidiaries, branches, divisions, or other related third parties.

6. SP PROGRAM FEATURES

(A) LOGO USAGE
SP shall have the right to use the MICROSOFT SP LOGO provided that (i) SP insures that all services it provides as a Microsoft SP are consistent with the quality of skills acquired by those employees of the SP who have obtained the appropriate training from MS or its affiliates; (ii) SP continues to employ a sufficient number of people who are Microsoft Certified Professional personnel;
(iii) SP complies with guidelines for use of the MICROSOFT SP LOGO as prescribed by MS from time to time; and (iv) SP is in full compliance with the terms and conditions of this Agreement. In the event that any of the above provisions are not met, SP will cease immediately from use of the MICROSOFT SP LOGO.


                                                                    MICROSOFT/R/
                                                               SOLUTION PROVIDER